Exhibit 3

State Financial Services Corporation
Text of Amendments to Amended and Restated Bylaws (the “Bylaws”)

Article II

        Section 2.02 of the Bylaws is amended by amending and restating such section in its entirety as follows:

“2.02. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors. If and as required by the Wisconsin Business Corporation Law, a special meeting shall be called upon written demand describing one or more purposes for which it is to be held by holders of shares with at least 10% of the votes entitled to be cast on any issue proposed to be considered at the meeting. The purpose or purposes of any special meeting shall be described in the notice required by Section 2.04 of these Bylaws.”

        Section 2.04 of the Bylaws is amended by amending and restating subsection (a) of such section in its entirety as follows:

“(a) Required Notice. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 days nor more than 60 days before the date of the meeting (unless a different time is provided by law or the Articles of Incorporation), by or at the direction of the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or the Secretary, to each shareholder entitled to vote at such meeting or, for the fundamental transactions described in subsections (e)(1) to (4) below (for which the Wisconsin Business Corporation Law requires that notice be given to shareholders not entitled to vote), to all shareholders. If mailed, such notice is effective when deposited in the United States mail, and shall be addressed to the shareholder’s address shown in the current record of shareholders of the corporation, with postage thereon prepaid. At least 20 days’ notice shall be provided if the purpose, or one of the purposes, of the meeting is to consider a plan of merger or share exchange for which shareholder approval is required by law, or the sale, lease, exchange or other disposition of all or substantially all of the corporation’s property, with or without good will, otherwise than in the usual and regular course of business.”

        Section 2.08 of the Bylaws is amended by amending and restating such section in its entirety as follows:

“2.08 Conduct of Meetings. The Chairman of the Board or, in his absence, the Chief Executive Officer, or in his absence, the President, and, in the President’s absence, any officer or director chosen by the shareholders present or represented by proxy shall call the meeting of the shareholders to order and shall act as Chairman of the meeting, and the Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.”

Article III

        Section 3.04 of the Bylaws is amended by amending and restating such section in its entirety as follows:

“3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or any two directors. Any such persons calling a special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them and, if no other place is fixed, the place of meeting shall be the principal office of the corporation in the State of Wisconsin.”

        Section 3.09 of the Bylaws is amended by amending and restating such section in its entirety as follows:

“3.09 Conduct of Meetings. The Chairman of the Board, or if the Board of Directors determines not to elect a Chairman of the Board, or in his absence, the Chief Executive Officer, or if the Board of Directors determines not to elect a Chief Executive Officer, or in his absence, the President, or in his absence, a Vice President, if any, in the order provided under Section 4.10, or in his absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as Chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but, in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary, director or other person present to act as secretary of the meeting.”

        Section 3.13 of the Bylaws is amended by amending and restating the penultimate paragraph of Section 3.13 in its entirety as follows:

“The Board of Directors shall establish a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board of Directors shall, by resolution, designate the powers, duties and authority of each of these committees.”

        Section 3.13 of the Bylaws is further amended by deleting the last paragraph to Section 3.13 in its entirety.

Article IV

        Section 4.01 of Article 4 of the Bylaws is amended by amending and restating such section in its entirety as follows:

“4.01. Number. The principal officers of the corporation shall be elected by the Board of Directors pursuant to Section 4.02. They shall include a President and a Secretary, and may include, among such other officers as the Board of Directors deems appropriate, a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a number of Vice Presidents, and a Treasurer. Such other officers and assistant officers as may be deemed necessary may be elected by the Board of Directors or, if authorized by the Board of Directors, by a duly appointed officer of the corporation. Any two or more offices may be held by the same person.”

        Sections 4.05 through Section 4.12 of the Bylaws are deleted in their entirety and the following new Sections 4.05 through 4.15 are added:

“4.05. Chairman of the Board. If such position is elected to be filled by the Board of Directors, the Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, and in general shall perform all duties usually incident to the office of the Chairman of the Board and such other duties, as may from time to time be assigned to him by the Board of Directors. The Chairman of the Board shall have the same power to perform any act on behalf of the corporation and to sign for the corporation as is prescribed in these Bylaws for the Chief Executive Officer.

4.06. Chief Executive Officer. If such position is elected to be filled by the Board of Directors, the Chief Executive Officer shall be the chief executive officer of the corporation and shall have, subject to the control of the Board of Directors and, if such position is elected to be filled by the Board, the Chairman of the Board, general supervision and direction of the business and affairs of the corporation and of its several officers other than the Chairman. In the absence of the Chairman, the Chief Executive Officer shall preside at all meetings of the shareholders and at all meetings of the Board. The Chief Executive Officer shall have authority to sign, execute and acknowledge, on behalf of the corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the corporation or other instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by the Board of Directors. The Chief Executive Officer shall perform such other duties as from time to time may be prescribed by the Board.

4.07. President. The President shall, subject to the direction and control of the Board of Directors and, if such positions are elected to be filled by the Board, the Chairman of the Board and Chief Executive Officer, participate in the supervision of the business and affairs of the corporation. In general, the President shall perform all duties incident to the office of President, and such other duties as from time to time may be prescribed by the Board or, if such position is elected to be filled by the Board, the Chief Executive Officer. In the absence or disability of the Chairman and the Chief Executive Officer, the President shall exercise the powers and duties of the Chief Executive Officer as prescribed in these Bylaws and shall preside at all meetings of the shareholders and at all meetings of the Board. The President shall have the same power to perform any act on behalf of the corporation and to sign for the corporation as is prescribed in these Bylaws for the Chief Executive Officer.

4.08 Chief Operating Officer. If such position is elected to be filled by the Board of Directors, the Chief Operating Officer shall have general executive powers as well as the specific powers conferred by these Bylaws. The Chief Operating Officer shall be responsible for the operation of the areas of the corporation’s regular business and affairs assigned to him from time to time by the Board or, if such position is elected to be filled by the Board, the Chief Executive Officer. The Chief Operating Officer shall also have such powers and duties as may from time to time be assigned by the Board or, if such position is elected to be filled by the Board, the Chief Executive Officer. In the absence of the Chief Executive Officer and the President, the Chief Operating Officer shall exercise the powers and duties of the Chief Executive Officer and the President as prescribed in these Bylaws.

4.09 Chief Financial Officer. If such position is elected to be filled by the Board of Directors, subject to the control of the Board of Directors and, if such position is elected to be filled by the Board, the Chief Executive Officer, the Chief Financial Officer shall in general perform all of the duties incident to the office of Chief Financial Officer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the Board or, if such position is elected to be filled by the Board, by the Chief Executive Officer. The Chief Financial Officer shall have authority to sign, execute and acknowledge, on behalf of the corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the corporation or other instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by the Chief Executive Officer or by resolution of the Board of Directors.

4.10 Vice Presidents. If such positions are elected to be filled by the Board of Directors, the Vice Presidents of the corporation in order of rank shall be Executive Vice President, if any, and Vice President. Each Vice President shall have the authority and duties and shall perform the functions specified by the Board of Directors or the President. In the absence of the President or in the event of his death, inability or refusal to act, or for any reason it shall be impracticable for the President to act personally, his power shall be assumed and his duties discharged by the Executive Vice President first, and then by the next senior Vice President available. Any Vice President may, with the Secretary or Assistant Secretary, sign certificates for shares of the corporation and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence as to third parties of his authority to act in the stead of the President.

4.11 Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized (if provided for by the Board of Directors, see Section 8.01); (d) keep or arrange for the keeping of a register of shareholders; (e) with the President, or a Vice President, sign certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

4.12 Treasurer. If such position is elected to be filled by the Board of Directors, the Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all duties incident to the office of Treasurer and such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.13 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

4.14 Other Assistants and Acting Officers. The Board of Directors shall have the power to elect or to authorize a duly elected officer of the corporation to appoint any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or duly elected officer of the corporation so authorized shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

4.15 Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.”

Article V

        Section 5.01 of the Bylaws is amended by amending and restating such section in its entirety as follows:

“5.01 Contracts. The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the Chief Executive Officer, the President or one of the Vice Presidents and by the Secretary, or an Assistant Secretary, the Treasurer or an Assistant Treasurer; and, when necessary or required, the Secretary or an Assistant Secretary, the Treasurer or an Assistant Treasurer; and, when necessary or required, the Secretary or Assistant Secretary shall affix the corporate seal, if any, thereto. When so executed, no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.”

        Section 5.05 of the Bylaws is amended by amending and restating such section in its entirety as follows:

“5.05 Voting of Securities Owned by This Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the Chief Executive Officer or, in his absence, by the President or, in his absence, by any Vice President who may be present; and (b) whenever, in the judgment of the Chief Executive Officer or, in his absence, the President or, in his absence, any Vice President, it is desirable for this corporation to execute a proxy or consent, it shall be executed in the name of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature of attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares of such other corporation owned by this corporation the same as such shares or other securities might be voted by this corporation.”

Exhibits

        Exhibits A, B and C attached to the Bylaws are deleted.

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